UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2005

CDKNET.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2005, the board of directors of CDKnet.com, Inc. (the “Company”) voted to extend the consulting agreement dated May 27, 2004 with Kirk Warshaw, the Company’s Chief Financial Officer until May 31, 2006 on the same terms. The board also granted Mr. Warshaw 100,000 fully vested seven year stock options under the Company’s 2004 Stock Option Plan, exercisable at $0.45 per share.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
	(c)	Exhibits
		10.1	Stock Option Grant Agreement dated June 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

BY: /s/ Oleg Logvinov
Oleg Logvinov, CEO

Date: June 21, 2005